EXHIBIT 32.1

CERTIFICATION

Accompanying Form 10-Q Report

of First Industrial, L.P.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Chapter 63, Title 18 U.S.C. §1350(a) and (b))

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. § 1350(a) and (b)), each of the undersigned hereby certifies, to the best of his knowledge, that the Quarterly Report on Form 10-Q for the period ended September 30, 2012 of First Industrial, L.P. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRUCE W. DUNCAN
Bruce W. Duncan
President and Chief Executive Officer
(Principal Executive Officer)
First Industrial Realty Trust, Inc.

Date: November 2, 2012

/s/ SCOTT A. MUSIL
Scott A. Musil
Chief Financial Officer
(Principal Financial Officer)
First Industrial Realty Trust, Inc.

Date: November 2, 2012

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information contained in this written statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference to such filing.